EXHIBIT 4-r


                          [FORM OF FACE OF SECURITY]

                PERMANENT GLOBAL FIXED RATE SENIOR BEARER NOTE

BEARER                                                                BEARER
No. PGFXR


     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR DEFINITIVE BEARER NOTES OR IN WHOLE OR IN PART FOR REGISTERED NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN. THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW OF JAPAN AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.(1)



-----------------------
     (1) If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

                                 MORGAN STANLEY
                     GLOBAL MEDIUM-TERM NOTE, SERIES [G/H]
                 Permanent Global Fixed Rate Senior Bearer Note

--------------------------------------------------------------------------------
ORIGINAL ISSUE DATE: INITIAL            INTEREST RATE:    MATURITY DATE:
                       REDEMPTION DATE:
--------------------------------------------------------------------------------
INTEREST ACCRUAL     INITIAL            INTEREST PAYMENT  OPTIONAL REPAYMENT
  DATE:                REDEMPTION         DATE(S):          DATE(S):
                       PERCENTAGE:
--------------------------------------------------------------------------------
SPECIFIED CURRENCY:  ANNUAL REDEMPTION  EUROCLEAR NO.:    MINIMUM
                       PERCENTAGE                           DENOMINATIONS:
                       REDUCTION:
--------------------------------------------------------------------------------
EXCHANGE RATE AGENT: REDEMPTION NOTICE  CLEARSTREAM NO.:  APPLICABILITY OF
                       PERIOD:(2)                           MODIFIED PAYMENT
                                                            UPON ACCELERATION
                                                            OR REDEMPTION:
--------------------------------------------------------------------------------
INITIAL OFFERING     EXCHANGE FOR       COMMON CODE:      If yes, state Issue
  DATE:                REGISTERED                           Price:
                       NOTES: [NO](3)
--------------------------------------------------------------------------------
 OTHER PROVISIONS:   PRICE APPLICABLE   ISIN:             ORIGINAL YIELD TO
                       UPON OPTIONAL                        MATURITY:
                       REPAYMENT:(4)
--------------------------------------------------------------------------------

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to bearer, upon surrender hereof, the principal amount specified in [Schedule A hereto](5) [Schedule A-1 hereto](6), on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon



-----------------------
     (2) Applicable if other than 30-60 calendar days. Consult with Euroclear or Clearstream if a shorter redemption is requested. A minimum of 10 calendar days may be possible.

     (3) Unless explicitly stated otherwise in term sheet, MS practice has been to exclude this option.

     (4) Applies if this Note has optional repayment and is issued with original issue discount.

     (5) Applies if this Note is not issued as part of, or in relation to, a Unit.

     (6) Applies if this Note is issued as part of, or in relation to, a Unit.


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


at the Interest Rate per annum specified above from and including the Interest Accrual Date specified above until but excluding the date the principal amount is paid or duly made available for payment (except as provided below) weekly, monthly, quarterly, semi-annually or annually in arrears on the Interest Payment Dates specified above in each year commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs fifteen calendar days or less prior to the first Interest Payment Date occurring after the Interest Accrual Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date.

     Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the holder of this Note at the office or agency of the Principal Paying Agent (this and certain other capitalized terms used herein are defined on the reverse of this Note) or at the office or agency of such other paying agents outside the United States as the Issuer may determine for that purpose (each, a "Paying Agent," which term shall include the Principal Paying Agent).

     Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon presentation and surrender of this Note at the office or agency of the Principal Paying Agent or at the office of any Paying Agent.

     Payment of the principal of, premium, if any, and interest on this Note will be made in the Specified Currency indicated above, except as provided on the reverse hereof. If this Note is denominated in U.S. dollars, any payment of the principal of, premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Such payments on this Note will be made either by a check mailed to an address outside the United States furnished by the payee or, at the option of the payee and subject to applicable laws and regulations and the procedures of the Paying Agent, by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent not less than 15 calendar days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. If this Note is denominated in a Specified Currency other than U.S. dollars, then, except as provided on the reverse hereof, payment of the principal of, premium, if any, and interest on this Note will be made in such Specified Currency either by a check drawn on a bank outside the United States or, at the option of the payee and subject to applicable laws and regulations and the procedures of the Paying Agent, by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:
                                    MORGAN STANLEY


                                    By:
                                         ---------------------------
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

This is one of the Notes
   referred to in the
   within-mentioned Senior
   Indenture.

JPMORGAN CHASE BANK,
   as Trustee


By:
     -----------------------
     Authorized Officer

                         [FORM OF REVERSE OF SECURITY]

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series [G/H], having maturities more than nine months from the date of issue (the "Notes"), of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank, London Branch, as its principal paying agent for the Notes (the "Principal Paying Agent," which term includes any additional or successor Principal Paying Agent appointed by the Issuer). The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of the following two paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as indicated below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the holders of the Notes designated for redemption who have filed their names and addresses with the Principal Paying Agent, not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. Notice of redemption to all other holders of Notes shall be given in the manner set forth in "Notices" as defined below and, if by publication, shall be given once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 calendar days prior to the date set for redemption or within the Redemption Notice Period specified on the face hereof. In the event of redemption of this Note in part only, the Principal Paying Agent shall cause Schedule [A] [A-1] of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note so redeemed, whereupon the principal amount hereof shall be reduced for all purposes by the amount so redeemed and noted.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below), provided that if this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Principal Paying Agent must receive at its office in London, at least 15 but not more than 30 calendar days prior to the date of repayment, this Note with the form entitled "Option to Elect Repayment" below duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, Western Europe or Japan setting forth the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the Option to Elect Repayment is being exercised and a guarantee that this Note to be repaid, together with the duly completed form entitled Option to Elect Repayment, will be received by the Principal Paying Agent not later than the fifth Business Day (as defined below) after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter shall only be effective if this Note and an Option to Elect Repayment form duly completed are received by the Principal Paying Agent by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, the Principal Paying Agent shall cause Schedule [A] [A-1] of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note so repaid, whereupon the principal amount hereof shall be reduced for all purposes by the amount so repaid and noted.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise specified on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note is issued in permanent global bearer form without interest coupons attached (a "Global Bearer Note"). The beneficial owner of all or a portion of this Note may exchange its interest in this Note upon not less than 30 calendar days' written notice to the Principal Paying Agent through the relevant clearing system, in whole, for Notes in bearer form with interest coupons, if any, attached (the "Definitive Bearer Notes," and, together with the Global Bearer Notes, the "Bearer Notes") or, if so indicated on the face of this Note, at the beneficial owner's option, in whole or from time to time in part, for Notes in fully registered form without coupons (the "Registered Notes"), in each case, in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple of 1,000 units of the Specified Currency set forth on the face hereof. Interests in this Note shall also be exchanged by the Issuer in whole, but not in part, for Definitive Bearer Notes, which shall be serially numbered, with coupons, if any, attached (or, if indicated on the face of this Note, at the beneficial owner's option, for Registered Notes), of any authorized denominations if (i) this Note is accelerated following an Event of Default or (ii) either Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), or any other relevant clearing system (including Euroclear France) is closed for business for a continuous period of fourteen calendar days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so. The Issuer shall give notice to the Principal Paying Agent promptly following any such acceleration or upon learning of any such closure. Any exchanges referred to above shall be made at the office of the Principal Paying Agent, or, in the case of Registered Notes, at the office of the transfer agent for the Registered Notes in London, which transfer agent will initially be JPMorgan Chase Bank, London Branch, upon compliance with any procedures set forth in, or established pursuant to, the Senior Indenture; provided, however, that the Issuer shall not be required (i) to register the transfer of or exchange this Note for a period of fifteen calendar days preceding the first publication or other transmission, if applicable, of a Notice of redemption of all or any portion hereof or (ii) to register the transfer of or exchange any portion of this Note selected for redemption or surrendered for optional repayment, except that such portion of this Note may be exchanged for a Registered Note of like tenor; provided that such Registered Note shall be simultaneously surrendered for redemption or repayment, as the case may be; and provided, further, that if a Registered Note is issued in exchange for any portion of this Note after the close of business at the office of the Principal Paying Agent on any record date (whether or not a Business Day) for the payment of interest on such Registered Note and before the opening of business at such office on the relevant Interest Payment Date, any interest will not be payable on such Interest Payment Date in respect of such Registered Note, but will be payable on such Interest Payment Date only to the holder of this Note. Upon exchange of this Note in whole for a Definitive Bearer Note or Definitive Bearer Notes, or in whole or in part for a

Registered Note or Registered Notes, the Principal Paying Agent shall cause Schedule [A] [A-1] of this Note to be endorsed to reflect the reduction of the principal amount hereof by an amount equal to the aggregate principal amount of such Definitive Bearer Note or Definitive Bearer Notes, or such Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. All such exchanges of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The date of any Note delivered upon any exchange of this Note shall be such that no gain or loss of interest results from such exchange.

     All (and not less than all) interests in this Note will be exchanged for Definitive Bearer Notes in accordance with the procedures set forth in the following two sentences as soon as practicable after (i) the first beneficial owner of an interest in this Note exchanges its interest for a Definitive Bearer Note, (ii) the Issuer gives notice to the Principal Paying Agent of an acceleration of the Note or (iii) either Euroclear or Clearstream, Luxembourg or any other relevant clearing system is closed for business for a continuous period of fourteen calendar days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so. In the event of any exchange of interests in this Note for a Definitive Bearer Note, a common depositary located outside the United States (the "common depositary") holding this Note for Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system shall instruct the Principal Paying Agent regarding the aggregate principal amount of Definitive Bearer Notes and the denominations of such Definitive Bearer Notes that must be authenticated and delivered to each relevant clearing system in exchange for this Note. Thereafter, the Principal Paying Agent, acting solely in reliance on such instructions, shall, upon surrender to it of this Note and subject to the conditions in the preceding paragraph, authenticate and deliver Definitive Bearer Notes in exchange for this
Note in accordance with such instructions and shall cause Schedule [A] [A-1]of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note. Nothing in this paragraph shall prevent the further exchange of Definitive Bearer Notes into Registered Notes.

     This Note may be transferred by delivery; provided, however, that this Note may be transferred only to a common depositary outside the United States for Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system or to a nominee of such a depositary.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     This Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

     If the Issuer shall determine that any payment made outside the United States by the Issuer or any Paying Agent of principal, premium or interest due in respect of this Note would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Issuer, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of this Note who is a U.S. Alien (as defined below) (other than such a requirement (a) that would not be applicable to a payment made by the Issuer or any Paying Agent (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a U.S. Alien; provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Issuer shall redeem this Note, as a whole, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the Amortized Amount), together with accrued interest to the date fixed for redemption, or, at the election of the Issuer if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Issuer shall make such determination and election as soon as practicable, shall promptly notify the Trustee thereof and shall publish (or transmit, as applicable) prompt notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information reporting requirements, whether the Issuer will redeem this Note or has elected to pay the additional amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If the Issuer redeems this Note, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Trustee at least 60 calendar days prior to the date fixed for redemption or at least 30 calendar days prior to the last day of the Redemption Notice Period specified on the face hereof. Notice of such redemption of this Note will be given to the holder of this Note not more than 60 nor less than 30 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof. Such redemption notice shall include a statement as to the last date by which this Note to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Issuer shall not so redeem this Note if the Issuer shall subsequently determine, not less than 30 calendar days prior to the date fixed for redemption or prior to the last day of the Redemption Notice Period specified on the face hereof, that subsequent payments would not be subject to any such certification, identification or other information reporting requirement, in which case the Issuer shall publish (or transmit, as applicable) prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of the holder of this Note to exchange this Note for Registered Notes pursuant to the provisions of this paragraph will terminate at the close of business of the Principal Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of this Note for Registered Notes shall be permitted.

     If and so long as the certification, identification or other information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect by notice to the Trustee to pay as additional amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Issuer or any Paying Agent of principal, premium or interest due in respect of this Note of which the beneficial owner is a U.S. Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of this Note for payment more than 15 calendar days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in this Note to be then due and payable. In the event the Issuer elects to pay any additional amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note as a whole at any time pursuant to the applicable provisions of the immediately preceding paragraph and the redemption price of this Note will not be reduced for applicable withholding taxes. If the Issuer elects to pay additional amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer will redeem this Note as a whole, pursuant to the applicable provisions of the immediately preceding paragraph.

     The Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a U.S. Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of or premium, if any, or interest on any series of debt securities issued under the Senior Indenture, including the series of Global Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of or premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of or premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. International Limited, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided. If this Note is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the holder of this Note.

     The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder of this Note as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein:

          (a) the term "Business Day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or in London or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and
     (ii) if this Note is denominated in euro, that is also a day on which the Trans-European

     Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day");

          (b) the term "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for cable transfers of the Specified Currency indicated on the face hereof published by the Federal Reserve Bank of New York;

          (c) the term "Notices" refers to notices to the holders of the Notes to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable) or, if published in such newspapers on different dates, on the date of the first such publication;

          (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

          (e) the term "U.S. Alien" means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_________________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _________________.

Dated:
       ----------------------------         ------------------------------------

                                                                 [SCHEDULE A](1)



              EXCHANGES FOR DEFINITIVE BEARER NOTES OR DEFINITIVE
            REGISTERED NOTES AND FROM TEMPORARY GLOBAL BEARER NOTE,
                           REDEMPTIONS AND REPAYMENTS

     The initial principal amount of this Note is _______________________. The following (A) exchanges of (i) portions of this Note for Definitive Bearer Notes or Registered Notes and (ii) portions of a Temporary Global Bearer Note for an interest in this Note or (B) (x) redemptions at the option of the Issuer or (y) repayments at the option of the holder have been made:

                                                                                                   Remaining
                                                                                                   Principal
                  Principal     Principal        Principal         Principal       Principal    Amount Outstanding
   Date of         Amount        Amount           Amount            Amount          Amount       Following Such      Notation Made
   Exchange,     Exchanged     Exchanged For    Exchanged for   Redeemed at the  Repaid at the      Exchange,       by or on Behalf
Redemption or  From Temporary   Definitive       Definitive      Option of the   Option of the    Redemption or       of Paying
   Payment      Global Notes   Bearer Notes   Registered Notes       Issuer          Holder         Repayment           Agent
-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------



-----------------------
     (1) Applies if this Note is not issued as part of, or in relation to, a Unit.

-------------  --------------  -------------  ----------------  ---------------  -------------  ------------------  ---------------


                                                               [SCHEDULE A-1](1)


                          PERMANENT GLOBAL BEARER NOTE
                             SCHEDULE OF EXCHANGES

     The initial principal amount of this Note is __________. The following (A) exchanges of the principal amount of Notes indicated below for the same principal amount of Notes to be represented by (i) Definitive Bearer Notes or
(ii) Definitive Registered Notes or [(iii) a Global Bearer Note that has been separated from a Unit (a "Separated Note")](2), (B) exchanges of the principal amount of Notes that had been represented by (i) a Temporary Global Bearer Note [or (ii) a Global Bearer Note that is part of a Unit (an "Attached Unit Note")](3) for an interest in this Note and (C) reductions of the principal amount of this Note as a result of (i) cancellation upon the application of such amount to the settlement of Purchase Contracts or the exercise of Warrants, (ii) redemption at the option of the Issuer or (iii) repayments at the option of the Holder have been made:

                                                                                                             Remaining
                                                                                                             Principal
                                                                                                              Amount
              Principal  [Principal              Principal    Principal                                     Outstanding
   Date of     Amount      Amount    [Principal    Amount      Amount    Principal    Principal              Following      Notation
  Exchange,   Exchanged  Exchanged     Amount    Exchanged    Exchanged    Amount      Amount                   such         Made by
Cancellation    From      From an    Exchanged      For          For      Redeemed     Repaid                 Exchange,       or on
 Redemption,  Temporary   Attached      For      Definitive  Definitive    at the      at the    Principal   Cancellation  Behalf of
     or        Global       Unit     Separated     Bearer    Registered  Option of    Option of   Amount    Redemption or    Paying
  Repayment     Notes     Note](3)    Note](2)     Notes        Notes    the Issuer  the Holder  Cancelled    Repayment       Agent
------------  ---------  ----------  ----------  ----------  ----------  ----------  ----------  ---------  -------------  ---------

------------  ---------  ----------  ----------  ----------  ----------  ----------  ----------  ---------  -------------  ---------

------------  ---------  ----------  ----------  ----------  ----------  ----------  ----------  ---------  -------------  ---------



-----------------------
     (1) This Schedule A-1 needed only if this Note is issued as part of, or in relation to, a Unit.

     (2) Applies only if this Note is attached to a Unit.

     (3) Applies only if this Note has been separated from a Unit.